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                                                                  EXHIBIT 5.1


                          GIBSON, DUNN & CRUTCHER LLP
                                    LAWYERS
                                Jamboree Center
                                  4 Park Plaza
                           Irvine, California  92614

                                 April 15, 1997




                                                                  C 54247-00043

Long Beach Financial Corporation
1100 Town & Country Road, Suite 900
Orange, California  92868

         Re:     Registration Statement on Form S-1
                 (Registration No. 333-22013)

Ladies and Gentlemen:

         We are acting as counsel for Long Beach Financial Corporation, a Delaware corporation (the "Company"), in connection with the registration and issuance of up to an aggregate of 25,000,000 shares of the Company's common stock, par value $.001 per share (the "Securities"), of which 21,750,000 shares of such Securities are intended to be sold in a proposed public offering (25,000,000 if the Underwriters' over-allotment option is exercised in full) as set forth in the Registration on Form S-1 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission on February 19, 1997 (Registration No. 333-22013), as amended to the date hereof, in connection with the registration of the Securities under the Securities Act of 1933, as amended (the "Securities Act").

         As your counsel, we have examined the Registration Statement, the Company's Certificate of Incorporation and Bylaws, each as amended to the date hereof, and the records of corporate proceedings and other actions taken by the Company in connection with the authorization and issuance of the Securities. In connection with our examination of such documents, we have assumed the genuineness of all signatures on, and the authenticity of, all documents submitted to us as originals and the conformity to the original documents of all documents submitted to us as copies. With respect to agreements and instruments executed by natural persons, we have assumed the legal competency and authority of such persons. As to facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of the Company.

         Based upon the foregoing, in reliance thereon and subject to (i) compliance with applicable state securities laws, (ii) receipt from the Securities and Exchange Commission of an


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April 15, 1997
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order declaring the Registration Statement effective and (iii) the assumptions and qualifications set forth herein, it is our opinion that the Securities will, when issued, delivered and paid for pursuant to and in accordance with the Registration Statement and pertinent exhibits thereto, be legally issued, fully paid and non-assessable.

         Our opinions do not address or include the accuracy, completeness, fairness or adequacy of the disclosures contained in the Registration Statement under the securities or other laws and regulations of the United States or any state or other jurisdiction. In addition, we express no opinion as to matters involving the laws of any jurisdiction other than the States of California and Delaware and the United States of America. We are not admitted to practice law in the State of Delaware, but we are generally familiar with the Delaware General Corporation Law as presently in effect and have made such inquiries as we considered necessary to render our opinion. The opinion set forth in this letter is limited to the present laws of the State of California, the present federal laws of the United States, and, to the limited extent set forth above, the present laws of the State of Delaware. No opinion is expressed by us as to matters of conflict or choice of law. We undertake no obligation to advise you as a result of developments occurring after the date hereof or as a result of facts or circumstances brought to our attention after the date hereof.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption "Legal Matters" in the Registration Statement and in the Prospectuses which form a part thereof. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under
Section 7 of the Securities Act or the Rules and Regulations of the Commission.

                                                 Very truly yours,


                                                 /s/ GIBSON, DUNN & CRUTCHER LLP
                                                 -------------------------------
                                                 GIBSON, DUNN & CRUTCHER LLP
RED/JES/GCT